As filed with the Securities and Exchange Commission on November 8, 2021

Registration Nos. 333-225612 333-210488 333-210095 333-195430 333-139356
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-225612
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-210488
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-210095
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-195430
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139356

UNDER THE SECURITIES ACT OF 1933

GTT Communications, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7900 Tysons One Place Suite 1450 Mclean Virginia 22101 (Address including zip code of Principal Executive Offices)	20-2096338 (I.R.S. Employer Identification No.)

GTT COMMUNICATIONS, INC. 2018 STOCK OPTION AND INCENTIVE PLAN
GTT COMMUNICATIONS, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN
GTT COMMUNICATIONS, INC. 2015 STOCK OPTION AND INCENTIVE PLAN
GTT COMMUNICATIONS, INC. 2011 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
(Full title of the plans)

Donna Granato
Chief Financial Officer
GTT Communications, Inc.
7900 Tysons One Place
Suite 1450
McLean, Virginia 22102
(703) 442-5500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPIES TO:
Daniel Fisher
Jesse Brush
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
(212) 872-1046

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Deregistration of Common Stock

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by GTT Communications, Inc., a Delaware corporation (the “Registrant”), which have been previously filed with the Securities and Exchange Commission (the “Commission”):

•Registration Statement No. 333-225612, filed with the Commission on June 14, 2018, pertaining to the registration of 4,750,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant under the 2018 Stock Option Incentive Plan.
•Registration Statement No. 333-210488, filed with the Commission on March 30, 2016, pertaining to the registration of 500,000 shares of Common Stock, of the Registrant under the 2016 Employee Stock Purchase Plan.
•Registration Statement No. 333-210095, filed with the Commission on March 10, 2016, pertaining to the registration of 3,000,000 shares of Common Stock, of the Registrant under the 2015 Stock Option and Incentive Plan.
•Registration Statement No. 333-195430, filed with the Commission on April 22, 2014, pertaining to the registration of 2,203,350 shares of Common Stock, of the Registrant under the 2011 Employee, Director and Consultant Stock Plan.
•Registration Statement No. 333-139356, filed with the Commission on December 14, 2006, pertaining to the registration of 3,000,000 shares of Common Stock, of the Registrant under the 2006 Employee, Director and Consultant Stock Plan.
The Registrant has terminated any offering of the Registrant’s Common Stock pursuant to the Registration Statements as described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Common Stock that had been registered for issuance that remain unsold at the termination of the offerings, these Post-Effective Amendments hereby amend the Registration Statements to deregister all shares of Common Stock that were previously registered and that remain unsold under the Registration Statements and hereby terminates the offerings.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on November 8, 2021.

GTT COMMUNICATIONS, INC.

By: /s/ Donna Granato
Donna Granato
Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.